Exhibit 99.1

NEWS RELEASE

SILICON LABORATORIES REVISES REVENUE OUTLOOK FOR THE THIRD QUARTER

AUSTIN, Texas — Sept. 8, 2010 — Silicon Laboratories Inc. (Nasdaq: SLAB) today announced a revision to third quarter financial guidance. The company currently anticipates revenue for the third quarter to be between $118 and $122 million. Third quarter GAAP diluted earnings per share are projected to be approximately $0.32 to $0.35, and non-GAAP diluted earnings per share, which excludes non-cash charges primarily for stock compensation, are now projected to be between $0.50 and $0.53.

The third quarter revenue outlook declined from the company’s original expectation of $136 to $141 million due to broadening demand weakness primarily in customer premises equipment and consumer end markets. The slowing demand has particularly impacted the company’s Access and Audio products. In Access, demand at customers serving the European market has been incrementally weaker, compounded by some declines in other geographies. Within consumer audio, several customers are readjusting their order patterns and inventories to fulfill less robust demand expectations, resulting in reduced turns.

“In July, we guided the third quarter to be softer than usual, and the bookings in August got measurably weaker, reducing turns and making it clear that the near-term environment is deteriorating,” said Necip Sayiner, president and CEO of Silicon Laboratories. “Design win activity continues to be strong particularly with the new products we are ramping, which is an indication to us that the short-term demand issues do not fundamentally change our long-term growth prospects.”

Silicon Labs will be presenting at the 2010 Citi Technology Conference today and will discuss the guidance revision in a webcasted session at 10:55 a.m. EST. The webcast will be available on the Investor Relations page of the company website at www.silabs.com.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions (including risks that acquisitions may not yield the expected benefits due to the failure to properly integrate the acquired businesses and employees; risks that the customer base and revenue of the acquired businesses may cease to expand or may decline; risks that the acquired business’ products under development may fail to achieve market acceptance; risks of disputes regarding the acquired business; risks that the performance of Silicon Laboratories’ existing business may not offset the dilutive effect of an acquisition); risks associated with divestitures; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com